Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Prosek Partners Gabrielle Simon, 203-254-1300 x108 gsimon@prosek.com	Phoenix Alice Ericson, 860-403-5946 alice.ericson@phoenixwm.com

Ernest McNeill Jr. Joins The Phoenix Companies, Inc. as Senior Vice President and Chief Accounting Officer

Hartford, Conn., Aug. 11, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today announced that its Board of Directors appointed Ernest McNeill Jr., CPA, CFA, as senior vice president and chief accounting officer. He will join the company on Aug. 25, 2014.

Mr. McNeill will manage a number of Corporate Finance functions including GAAP Accounting, Expense Management, Statutory Accounting, Accounting Operations, Corporate Tax, and Investment Accounting. He will report to Bonnie J. Malley, executive vice president and chief financial officer.

“Ernie’s extensive accounting and finance experience across the financial services industry will serve Phoenix well as he takes on a critical strategic leadership role in Corporate Finance and the company overall,” Ms. Malley said.

Mr. McNeill most recently served as senior vice president, Corporate Accounting, for the financial services businesses of Fidelity Investments. Previously, he held various senior finance roles at The Hartford Financial Services Group including serving as chief accounting officer, Hartford Life, Inc., and as vice president and director, The Hartford Investment Company. Earlier in his career he was chief financial officer and assistant treasurer at Connecticut’s Office of the State Treasurer , vice president and controller at Advest Bank and an audit manager at Coopers & Lybrand.

Mr. McNeill holds a bachelor’s degree in accounting and a master’s of business administration in finance from the University of Connecticut.  He is a Certified Public Accountant (CPA) and a Chartered Financial Analyst (CFA).

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York.  For more information, visit www.phoenixwm.com and www.saybruspartners.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management's beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and in accordance with the amended administrative order entered by the SEC with respect to the Company and its wholly owned subsidiary, PHL Variable Insurance Company ("PHL Variable"), and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by the Company and PHL Variable to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company's ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as "will," "anticipate," "believe," "plan," "estimate," "expect," "intend," "is targeting," "may," "should" and other similar words or expressions.  Forward-looking statements are made based upon management's current expectations and beliefs and are not guarantees of future performance.  Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under "Investor Relations."  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this press release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

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